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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 19, 2005

                             -----------------------

                               COLOR IMAGING, INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

               DELAWARE                                 1-16450                              13-3453420
     (State or Other Jurisdiction              (Commission File Number)                     (IRS Employer
           of Incorporation)                                                             Identification No.)

       4350 PEACHTREE INDUSTRIAL BOULEVARD, SUITE 100, NORCROSS, GA 30071
               (Address of principal executive office) (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 840-1090

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8  OTHER EVENTS.

ITEM 8.01. OTHER EVENTS

On April 14, 2005, Color Imaging, Inc.'s (the "Company" or "Color Imaging") Board of Directors approved a reverse split of Color Imaging's common stock, with cash payments for fractional shares held by stockholder with less than one whole share, to be followed immediately by a forward split at the same ratio to effect a going private transaction. Color Imaging has had less than 300 stockholders of record since last year, and if the transaction is approved by Color Imaging's stockholders at its next annual meeting and implemented, Color Imaging expects to have fewer than 150 stockholders of record, enabling it to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934, go private and reasonably assure its remaining private for the foreseeable future. The Company expects to pay the stockholders whose shares will be cancelled a pre-split price per share to be determined by the Board of Directors based upon the recommendation of a special committee appointed to review the transaction and the receipt of a fairness opinion from an investment banker. While the price is subject to receipt of the fairness opinion by the special committee and the Board, and is subject to change, the Company expects that the pre-split price will be $1.10 per share.

The Company has ceased making purchases under its previously announced stock repurchase plan. The Board has determined to refrain from any purchases under that plan until after the stockholder meeting and the conclusion of the reverse stock split.

The Board intends to submit the matter to the stockholders with the request that the stockholders give the Board the authority to implement the reverse split using one of three potential ratios: 1-for-1500, 1-for-2500 or 1-for-5000. The forward stock split would be adjusted to use a corresponding forward ratio, e.g. 1500-for-1, 2500-for-1 or 5000-for-1. This flexibility would allow the Board to achieve the desired benefits for the Company, in light of any intervening changes in the mix of record holders, without having to incur the expense of calling an additional stockholder meeting, and to not go forward with the reverse stock split should conditions change and the Board then determines it is no longer in the best interest of the Company and its stockholders to do so.

The matters discussed in this Form 8-K will be described more fully in a proxy statement to be distributed to the stockholders. The Company expects that the proxy statement will be mailed to the stockholders within the next few months. Stockholders should refer to that proxy statement. This announcement does not constitute a solicitation for any stockholder's vote.

The reverse stock split is subject to conditions and uncertainties, including stockholder approval, the Board's determination to proceed with the reverse stock split, the conditions of the consent of the Company's lender and the Company's ability to fund the payment for fractional shares. In addition, the



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proxy statement for the stockholder  meeting will be subject to SEC review,  and there may be unforeseen delays in implementing the reverse stock split. The Company can give no assurance that it will be able to complete the going private reverse stock split transaction.

FORWARD-LOOKING STATEMENTS:

This Form 8-K contains forward-looking statements, other than historical facts, which reflect the view of Company's management with respect to future events. These forward-looking statements include the Company's expectations about the benefits from the reverse stock split and the price to be paid for fractional shares cancelled as a result of the reverse stock split. All forward-looking statements are based on assumptions made by and information currently available to the Company's management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations include, without limitation, market conditions affecting the price of the Company's common stock, the receipt and content of the investment banker's fairness opinion, the ability of the Company to (i) obtain stockholder approval of the reverse stock split and (ii) realize the expected cost savings associated with the going private transaction, as well as the risks described under "Risk Factors" in the Company's Annual Report on Form 10-K. The forward-looking statements contained herein reflect the current views of the
Company's management with respect to future events and are subject to these factors and other risks, uncertainties and assumptions relating to the operations, results of operations and financial position of the Company. The Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Color Imaging, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       COLOR IMAGING, INC.



Date:  April 19, 2005                  By: /s/   MORRIS E. VAN ASPEREN
                                           ---------------------------------
                                           Name:    Morris E. Van Asperen
                                           Title:   Executive Vice President,
                                           Chief Financial Officer and Secretary






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